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                                                                    EXHIBIT 3(d)

                                  BYLAWS OF

                          DENBURY MANAGEMENT, INC.

                                 ARTICLE ONE

                              Registered Office

1.01. The registered office of the corporation is located at 605 S. Sherman St., Suite 705 1/2, Richardson, Texas 75081 and the name of the registered agent of the corporation at such address is Gary R. Hoskins.

1.02. The principal place of business of the corporation is 605 S. Sherman St., Suite 705 1/2 Richardson, Texas 75081.

                                 ARTICLE TWO


                              Place of Meetings


2.01. All meetings of the shareholders shall be held at the principle place of business of the corporation, or any other place within or without this State, as may be designated for the purpose from time to time by the shareholders.

                           Time of Annual Meeting


2.02. The annual meetings of the shareholders shall be held each year at 4:00 P.M. on the second Wednesday in January. If this day falls of a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

                              Notice of Meeting


2.03. Notice of the meeting, stating the place, day, and hour of the meeting, and in case of special meeting, the purposes for which the meeting is called, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10) but not more than fifty (50) days before the date of the meeting either personally or by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

                              Special Meetings


2.04.   Special meetings of the shareholders for any purpose or


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purposes whatsoever may be called at any time by the President or by the Board of Directors, or by any two (2) or more Directors, or by one or more shareholders holding not less than one-tenth (1/10) of all the shares entitled to vote at the meeting.

                                   Quorum


2.05. Fifty one percent (51%) of the voting shares constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum.

                                   Voting


2.06. Only persons in whose name shares appear on the share records of the corporation on the date on which notice of the meeting is mailed shall be entitled to vote at such meeting, unless some other day is fixed by the Board of Directors for the determination of shareholders of record.

                                   Proxies


2.07. Every person entitled to vote or execute consents may do so either in person or by written proxy executed in writing by the shareholder or his duly authorized attorney in fact.

                            Consent of Absentees


2.08. No defect in the calling or noticing of a shareholders' meeting will affect validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

                           Action Without Meeting


2.09. Action may be taken by shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the corporation.

                                ARTICLE THREE


                          Management of Corporation


3.01. During such period as the corporation maintains its status as a closed corporation the business and affairs of the corporation shall be managed at all times by the Board of Directors.




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                        Board Action Without Meeting


3.02. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as a unanimous vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

                            Adjournment -- Notice


3.03. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place is fixed at the meeting adjourned. In the absence of a quorum, a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                             Conduct of Meeting


3.04. The President or any Director selected by the Directors present, shall preside at meetings of the Board of Directors. The Secretary of the corporation or, in his absence, any person appointed by the presiding officer, shall act as Secretary of the Board of Directors.

                                Compensation


3.05. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

                  Indemnification of Directors and Officers


3.06. The Board of Directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgement or fine rendered or levied against present or former Directors, officers, or employees of this corporation as provided by Article 2.02(A)(16) of the Business Corporation Act.

                                ARTICLE FOUR


                                  Officers


                            Title and Appointment


4.01. The officers of the corporation shall be a President, one Vice President, a Secretary, a Treasurer, and such assistants and other officers as the Board of Directors shall from time to time determine. Any two offices, except President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.




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                         Powers and Duties of Officers

4.02. The officers of the corporation shall have the powers and duties generally ascribed to the respective offices, and such additional authority or duty as may from time to time be established by the Board of Directors.

                                  ARTICLE FIVE

                            Execution of Instruments

                          Certificates for Paid Shares

5.01. Certificates for shares of the corporation shall be issued only when fully paid.

                               Share Certificates

5.02. The corporation shall deliver certificates representing all shares to which shareholders are entitled, which certificates shall be in such form and device as the Board may provide. Each certificate shall bear upon its face the statement that the corporation is organized in Texas, the name in which it is issued, the number and class of shares and series, and the par value or a statement that the shares are without par value. The certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, which signatures may in facsimile to those of the certificates to be countersigned by a transfer agent or registered by a registrar, and the seal of the corporation shall be affixed thereof. The certificates shall contain on the faces or backs such recitations or references as are required by law for a close corporation.

                          Replacement of Certificates

5.03. No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates to be issued on such terms, conditions, and guarantees as the Board may see fit to impose including the filing of sufficient indemnity.

                               Transfer of Shares

5.04. Except as hereinafter provided, shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney or legal representative, and the delivery of the certificate. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the Bylaws of the corporation to the same extent as if he had signed a written assent thereto.




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                                  ARTICLE SIX

                               Records and Report

                        Inspection of Books and Records

6.01. All books and records provided for by statute shall be open to inspection of the shareholders at all reasonable times.

                          Closing Stock Transfer Books

6.02. The Board of Directors may close the transfer books in their discretion for a period not exceeding fifty (50) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

                                 ARTICLE SEVEN

                             Transfer Restrictions

7.01. Before there can be a valid sale or transfer of any of the common shares of the corporation by any holder thereof, such holder shall first offer said shares to the corporation and then to the other holders of common shares in the following manner:

(A) Such offering Shareholder shall deliver a notice in writing by mail or otherwise to the Secretary of the corporation stating the price, terms, and condition of such proposed sale or transfer, the number of shares to be sold or transfered and his intention to so sell or transfer such shares. Within sixty
(60) days thereafter, the corporation shall have the right to purchase such shares at the price, and on the terms and conditions stated in the notice; provided, however, that the corporation shall not at any time be permitted to purchase all of its outstanding voting shares. Should the corporation fail to purchase the shares at the expiration of the 60 day period, or prior thereto decline to purchase the shares, the Secretary or the corporation shall, within five (5) days thereafter, mail or deliver to each of the common Shareholders of record a copy of the notice given by the Shareholder to the Secretary. Such notice may be delivered to the Shareholders personally, or may be mailed to them at their last known address as such address may appear on the books of the corporation. Within sixty (60) days after mailing or delivering of the copies of the offers to the Shareholders, any such Shareholder or Shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail, or otherwise, to the Secretary of the corporation a written offer or offers, expressed to be acceptable immediately, to purchase a specified number of such shares at the price and on the terms stated in the notice. Each such offer shall be accompanied by the purchase price therefor with authorization to pay such price against delivery of the shares.




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(B)   If the total number of shares specified in the offers to purchase exceed the number of shares to be sold or transferred, each offering Shareholder shall be entitled to purchase such proportion of such shares as the number of shares of the corporation which he holds bears to the total number of shares held by all Shareholders desiring to purchase the shares.

(C) If all the shares to be sold or transferred are not disposed of under such apportionment, each Shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the Shareholders desiring to purchase share in excess of those to which they are entitled under such apportionment.

(D) If within said (60) day period the offer or offers to purchase aggregate less than the number of shares to be sold or transferred, the Shareholder desiring to sell or transfer such shares shall not be obligated to accept any such offer or offers and may dispose of all of the shares referred to in his notice to any person or persons whomever; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in his notice to the Secretary of the corporation.

(E) The preceding procedure applies also to any community property interest held by the spouse of a named Shareholder in the event of dissolution of marriage, or division of community property. That is to say that in such event or events that said shares are to remain under the management and control of the Shareholder named on the transfer books of the corporation and are not to be transferred to the other spouse. Nothing herein limits the inclusion of the value of the stock for consideration in the evaluating the community property and to offset against other property, real or personal.

                                 ARTICLE EIGHT

                              Amendment of Bylaws


8.01. The power to alter, amend, or repeal these Bylaws is vested in the shareholders.




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                         SIGNATURES AND ATTESTATION


Adopted by the Director on October 19, 1989.



                                        /s/ GARY R. HOSKINS
                                        --------------------------------
                                        Gary R. Hoskins


ATTEST:


/s/ CHERYL WAGLIAIDO
------------------------------
Acting Secretary



Adopted by the shareholders on November 22, 1989.



                                        /s/ GARETH ROBERTS
                                        --------------------------------
                                        Gareth Roberts, Shareholder


ATTEST:


/s/ CHERYL WAGLIAIDO
------------------------------
Secretary





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